     EXHIBIT 21
GENERAL MOTORS CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2006
Subsidiary companies of the Registrant are listed below.

State or
Sovereign Power
Name of Subsidiary	of Incorporation

Subsidiaries included in the Registrant’s consolidated financial statements
Aisin GM Allison Co., Ltd.	Japan
Alternative Energy Services LLC	Delaware
Annunciata Corporation	Delaware
Argonaut Holdings, Inc.	Delaware
Auto Lease Finance Corporation	Cayman Islands
North American new Cars, Inc.	Delaware
BOCO (Proprietary) Limited	South Africa
General Motors South Africa (Pty.) Limited	South Africa
Carve-Out Ownership Cooperative LLC	Delaware
Chevrolet Sociedad Anonima de Ahorro para Fines Determinados	Argentina
Controladora General Motors, S.A. de C.V.	Mexico
Controladora AC Delco S.A. de C.V.	Mexico
Cadillac Polanco, S.A. de C.V.	Mexico
General Motors de Mexico, S. de R.L. de C.V.	Mexico
Sistemas para Automotores de Mexico, S.A. de C.V.	Mexico
DMAX, Ltd.	Ohio
Doraville Bond Corporation	Delaware
Environmental Corporate Remediation Company, Inc	Delaware
Facilities Real Estate Trust	Maryland
General International Limited	Bermuda
General Motors — Colmotores, S.A.	Colombia
General Motors Asia Pacific (Japan) Limited	Japan
General Motors Asia Pacific (Pte) Ltd.	Singapore
General Motors Asia Pacific Holdings, LLC	Delaware
General Motors India Private Limited	India
General Motors Limited	England
ISPOL-IMG Holdings B.V.	Netherlands
GM APO Holdings, LLC	Delaware
General Motors Taiwan Ltd.	Taiwan
GM LAAM Holdings, LLC	Delaware
General Motors del Ecuador S.A.	Ecuador
General Motors do Brasil Ltd.	Brazil
General Motors Venezolana, CA	Venezuela
PT General Motors Indonesia	Indonesia
P.T. GM AutoWorld Indonesia	Indonesia
General Motors Asia, Inc.	Delaware
Chevrolet Sales (Thailand) Limited	Thailand
GM Auto World Korea Co.	Korea
General Motors Asset Management Corporation	Delaware
General Motors Investment Management Corporation	Delaware
General Motors Trust Bank, N.A.	New York
General Motors Trust Company	New Hampshire
GM Asset Management (UK) Limited	England
General Motors Automobiles Philippines, Inc.	Philippines
General Motors Chile S.A., Industria Automotriz	Chile
General Motors China, Inc.	Delaware
General Motors (China) Investment Company Limited	China
General Motors Warehousing and Trading (Shanghai) Co. Ltd.	China
TaiJin International Automotive Distribution Co., Ltd.	Taiwan
General Motors Commercial Corporation	Delaware
General Motors East Africa Limited	Kenya
General Motors Export Corporation	Delaware
General Motors Foreign Sales Corporation	Barbados
General Motors Global Industries Co. Ltd.	Taiwan
General Motors Holding Espana, S.A.	Spain
General Motors Espana, S.L.	Spain
General Motors Manufacturing Poland sp.z.oo	Poland
General Motors Importaktiebolag	Sweden
General Motors Indonesia, Inc.	Delaware

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation

General Motors International Holdings, Inc.	Delaware
General Motors Automotive Holdings, S.L.	Spain
Adam Opel GmbH	Germany
General Motors Belgium N.V.	Belgium
General Motors Poland Spolka, zo.o.	Poland
General Motors Turkiye Limited Sirketi	Turkey
GM Automotive Services Belgium	Belgium
General Motors Europe Holdings, S.L.	Spain
General Motors Austria GmbH	Austria
General Motors CIS, LLC	Russia
General Motors Europe AG	Switzerland
General Motors Finland Oy	Finland
General Motors Italia S.r.l.	Italy
General Motors Nederland, B.V.	Netherlands
General Motors Norge AS	Norway
General Motors Portugal Lda.	Portugal
General Motors Southeast Europe	Hungary
General Motors Strasbourg	France
General Motors Suisse S.A.	Switzerland
GM Ireland Limited	Ireland
GM Powertrain Holding B.V.	Netherlands
General Motors Investment Services Company N.V.	Belgium
General Motors Isuzu Diesel Engineering Limited K.K.	Japan
General Motors Japan Ltd.	Japan
General Motors Korea, Inc.	Delaware
GM Korea Co., Ltd.	Korea
General Motors Nova Scotia Finance Company	Canada
General Motors Nova Scotia Investments Limited	Canada
General Motors of Canada Limited	Canada
1908 Holdings Ltd.	Cayman Islands
Parkwood Holdings Ltd.	Cayman Islands
3096169 Nova Scotia Company	Canada
3183795 Nova Scotia ULC	Canada
3535673 Canada, Inc.	Canada
General Motors Holdings (UK)	England
GM Automotive UK	England
IBC Vehicles Limited	England
Millbrook Pension Management Limited	England
Millbrook Proving Ground Limited	England
GM Overseas Funding, LLC	Delaware
General Motors Coordination Center BVBA.	Belgium
OnStar Canada Corporation	Canada
Saab Automobile Investering AB	Sweden
Saab Automobile AB	Sweden
General Motors Overseas Corporation	Delaware
General Motors Australia Limited	Australia
General Motors Investments Pty. Ltd.	Australia
GM Holden Ltd.	Australia
General Motors Overseas Commercial Vehicle Corporation	Delaware
GMOC Administrative Services Corporation	Delaware
Lidlington Engineering Company, Ltd.	Delaware
Truck and Bus Engineering U.K., Limited	Delaware
General Motors Overseas Distribution Corporation	Delaware
General Motors Africa and Middle East FZE	Dubai
GMODC Trade Receivables LLC	Delaware
General Motors Peru S.A.	Peru
General Motors Powertrain – Austria GmbH	Austria
General Motors Powertrain – Sweden AB	Sweden
General Motors Product Services, Inc.	Delaware
General Motors Receivables Corporation	Delaware
General Motors Trade Receivables LLC	Delaware
General Motors U.S. Trading Corp.	Nevada
General Motors Uruguay, S.A.	Uruguay

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation

GM Auslandsprojekte GmbH	Germany
GM Auto Receivables Co.	Delaware
GM Canada GEFS Holdings Corporation	Canada
GM GEFS L.P.	Nevada
GM Eurometals, Inc.	Delaware
GM Finance Co. Holdings, LLC.	Delaware
GM Global Technology Operations, Inc.	Delaware
GM Global Tooling Company, Inc.	Delaware
GM Imports & Trading Ltd.	Bermuda
GM International Sales Ltd.	Cayman Islands
GM Inversions Santiago Limitada	Chile
General Motors de Argentina S.r.L.	Argentina
GM Plats (Proprietary ) Limited	South Africa
GM Powertrain Ltda.	Brazil
GM Preferred Finance Co. Holdings Inc.	Delaware
GM Purchasing Vauxhall UK Limited	England
GM Technologies, LLC	Delaware
GM Worldwide Purchaisng Austria GmbH	Austria
GM Worldwide Purchasing do Brasil Ltda	Brazil
GM-DI Leasing Corporation	Delaware
Holden New Zealand Limited	New Zealand
General Motors New Zealand Pensions Limited	New Zealand
Japan Autoweb Services K.K.	Japan
Lease Ownership Cooperative LLC	Delaware
Metal Casting Technology, Inc.	Delaware
Motor Enterprises, Inc.	Delaware
Motors Holding San Fernando Valley, Inc.	Delaware
Multiple Dealerships Holdings of Albany, Inc.	Delaware
National Motors Bank FSB	Delaware
OnStar Corporation	Delaware
Saturn Corporation	Delaware
Saturn Distribution Corp.	Delaware
PIMS Co	Delaware
Premier Investment Group, Inc.	Delaware
Riverfront Development Corporation	Delaware
Riverfront Holdings, Inc.	Delaware
Riverfront Holdings Phase II, Inc.	Delaware
Riverfront Holdings III	Delaware
Saab Automobili Italia S.r.l.	Italy
Saab Cars Holding Corp.	Delaware
Saab Cars Holding Overseas Corp.	Delaware
Saab Cars USA, Inc.	Connecticut
Saturn County Bond Corporation	Delaware
Sistemas de Compra Programada Chevrolet, CA	Venezuela
TX Holdco, LLC	Delaware
WRE, Inc.	Michigan
Grand Pointe Holdings, Inc.	Michigan
     169 directly or indirectly owned subsidiaries

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Companies not included in the Registrant’s consolidated financial statements, for which no financial statements are submitted:
23 other directly or indirectly owned domestic and foreign subsidiaries
6 active subsidiaries
17 inactive subsidiaries
11 fifty-percent owned companies and 13 less than fifty-percent owned companies the investments in which are accounted for by the equity method.
In addition, the Registrant owns 100% of the voting control of the following companies:
141 dealerships, including certain dealerships operating under dealership assistance plans, engaged in retail distribution of General Motors products
83 dealerships operating in the United States
58 dealerships operating in foreign countries
The number of dealerships operating under dealership assistance plans decreased by a net of 29 during 2006.
Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
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During 2006, there were changes in the number of subsidiaries and companies of the Registrant, as follows:
8 directly and 29 indirectly owned domestic subsidiaries, and 1 directly and 11 indirectly owned foreign subsidiaries were organized or acquired. No 50% owned companies were formed and a less than 50% interest was acquired in 2 domestic and 2 foreign companies. 2 directly owned and 309 indirectly owned domestic subsidiaries; and no directly owned and 262 indirectly owned foreign subsidiaries were dissolved, sold, or spun-off. 1 domestic and 1 foreign 50% owned company was dissolved. A less than 50% interest was dissolved in 5 domestic and 6 foreign companies. Domestic and foreign companies had 4 changes in ownership or percentage in ownership; I foreign and 1 domestic company moved from 100% owned to less than 50% owned; 1 company moved from over 50% owned to 50% owned; 1 domestic company moved from less than 50% owned to 50% owned; 9 domestic and 21 foreign owned companies moved from inactive to dissolved; 1 domestic company was added to less than 50% and 1 foreign company moved to 50% owned; 4 domestic and 1 foreign owned companies moved from active to inactive. 2 foreign GM companies became GMAC subsidiaries; and 1 domestic GMAC company became a GM subsidiary. There were 55 company name changes in domestic and foreign subsidiaries.
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